Exhibit 10.3

AMENDMENT NO. 2 TO AMENDED AND RESTATED
GENERAL CREDIT AND SECURITY AGREEMENT

             THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED GENERAL CREDIT AND SECURITY AGREEMENT, dated as of June 25, 2001 (the “Amendment”), by and between MBC Holding Company, a Minnesota corporation (“Borrower”), and Bremer Business Finance Corporation, a Minnesota corporation (the “Lender”).

WITNESSETH:

             WHEREAS, Borrower and Lender are the parties to that certain Amended and Restated General Credit and Security Agreement dated as of March 29, 2001, as amended by an Amendment No. 1 to Amended and Restated General Credit and Security Agreement dated as of May 22, 2001, (as so amended, the “Original Agreement”); and

             WHEREAS, Borrower and the Lender desire to further amend the Original Agreement.

             NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties hereto, it is agreed as follows:

             1.          Defined Terms.  All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement, as amended hereby.

             2.          Amendments.  The definition of “Maturity” appearing in Paragraph 1 of the Original Agreement is amended by extending the date “June 30, 2001”appearing in subparagraph (b)(i) thereof to the date “August 31, 2001.”

             3.          Effective Date.              This Amendment shall become effective as of the date hereof on the date (the ‘Effective Date’) when, and only when, the Lender shall have received counterparts of this Amendment executed by Borrower, and the Lender shall have received and such other documents as the Lender may reasonably require.

             4.          Representations and Warranties.  To induce the Lender to enter into this Amendment, the Borrower represents and warrants to the Lender as follows:

             (a)         The execution, delivery and performance by the Borrower of this Amendment and any other documents to which the Borrower is a party have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any governmental agency or authority or any approval or consent of any other Person (including, without limitation, any stockholder or member), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower’s articles of incorporation or by-laws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or of any of its property and will not result in the creation or imposition of any Security Interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to Borrower or any of its property;

             (b)        The representations and warranties contained in Paragraph 16 of the Original Agreement are true and correct as of the date hereof as though made on that date after giving effect to the Amendment;

             (c)         (i) No events have taken place and no circumstances exist at the date hereof which would give Borrower the right to assert a defense, offset or counterclaim to any claim by the Lender for payment of the Obligations; and (ii) Borrower hereby releases and forever discharges the Lender and its successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which Borrower ever had or now has against the Lender or its successors, assigns, directors, officers, agents, employees or participants by virtue of their relationship to Borrower in connection with the Loan Documents and the transactions related thereto;

             (d)        The Original Agreement as amended by this Amendment is  the legal, valid and binding obligation of the Borrower and is enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies; and

             (e)         No Default or Event of Default and no Material Adverse Occurrence has occurred and is continuing as of the date hereof after giving effect to this Amendment.

             5.          Reference to and Effect on the Loan Documents.

             (a)         From and after the effective date of this Amendment, each reference in the Original Agreement to “this Agreement,” “herein,” “hereof,” “hereby” or words of like import referring to the Agreement and each reference in any other Loan Document to the “Credit Agreement,” the “Loan Agreement,” “therein,” “thereof,” “thereby” or words of like import referring to the Original Agreement shall mean and be a reference to the Original Agreement as amended by this Amendment.

             (b)        Except as specifically set forth above, the Original Agreement remains in full force and effect and is hereby ratified and confirmed.

             (c)         The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Original Agreement or any other Loan Document, nor constitute a waiver of any provision of the Original Agreement or any such Loan Document.

             6.          Costs and Expenses.  Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including its reasonable attorneys’ fees and legal expenses.

             7.          Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

             8.          Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

             IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the respective officers thereunto duly authorized as of the date first above written.

MBC Holding Company

By:

Its:

Subscribed and sworn to before me this _____ day of June, 2001.

Notary Public	Bremer Business Finance Corporation

By:

Its: